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UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES


PART II - OTHER INFORMATION

Exhibit 11.  Computation of Net Income Per Common Share

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


- ----------------------------------------------------------------------------------------------
                                                       (Dollars in Thousands Except Per
                                                                  Share Data)
- ----------------------------------------------------------------------------------------------
                                         Weighted Average
                                         Number of Shares           Net         Earnings Per
Three Months Ended March 31,                  Outstanding        Income         Common Share
- ----------------------------------------------------------------------------------------------

1996................................        10,829,448          $8,755            $.81
1995................................        10,829,706           6,248             .58
- ----------------------------------------------------------------------------------------------

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

Computation of weighted average number of common and common equivalent shares:

- ----------------------------------------------------------------------------------------------
Three Months Ended March 31,                                    1996            1995
- ----------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period...........   10,829,461      10,829,706
Weighted average of the common shares purchased and
   retired..................................................          (13)             --
- ----------------------------------------------------------------------------------------------
Weighted average number of common shares....................   10,829,448      10,829,706
- ----------------------------------------------------------------------------------------------

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